Exhibit 99.1

CPI Card Group Inc. Reports First Quarter 2018 Results

Date: May 8, 2018

Net Sales of $59.1 million, up 5% year-over-year

GAAP Net Loss of $7.3 million; Adjusted Net Loss of $5.2 million

Adjusted EBITDA of $2.7 million

Q1 Ending Cash of $20.2 million, Undrawn Available Revolver of $20.0 million, Available Liquidity of $40.2 million

Call scheduled for Tuesday, May 8, 2018 at 5:00 p.m. Eastern Time

Littleton, Colo. May 8, 2018 -- CPI Card Group Inc. (Nasdaq: PMTS; TSX: PMTS) (“CPI Card Group” or the “Company”) today reported financial results for the first quarter ended March 31, 2018.

Scott Scheirman, President and Chief Executive Officer of CPI, stated, “Our first quarter results were in line with our expectations and highlighted by 5% year-over-year revenue growth reflecting strong performance in Prepaid and continued growth of our emerging products and solutions, somewhat offset by the impact of the challenging U.S. debit and credit card manufacturing environment. During the first quarter, we continued to win new business with our existing customers, added new customers, and capitalized on opportunities to expand into new client verticals. We are seeing good momentum in early 2018 in support of our strategic priorities, including recent significant portfolio wins with two of our large Prepaid customers as well as growth of our instant issuance and premium card offerings. We remain intensely focused on our strategy of deep customer focus, providing market-leading quality products and customer service, a market competitive business model, and continuous innovation.”

First Quarter 2018 Consolidated Financial Highlights (results consistent with May 2, 2018 preannouncement)

Net sales were $59.1 million in the first quarter of 2018, representing an increase of 5% from the first quarter of 2017.  Loss from operations was $4.0 million in the first quarter of 2018, compared with a loss from operations of $1.8 million in the first quarter of 2017.  GAAP net loss in the first quarter of 2018 was $7.3 million, or a loss of $0.65 per diluted share, compared to a net loss of $4.5 million, or a loss of $0.40 per diluted share in the first quarter of 2017.

Adjusted EBITDA for the first quarter of 2018 was $2.7 million, compared with $3.9 million in the prior year period, reflecting revenue growth and ongoing efficiency initiatives offset primarily by the impact of absorption of overhead costs from lower volumes, softness in the U.K Limited segment, and investments to enhance our products and solutions.  Adjusted Net Loss in the first quarter of 2018 was $5.2 million, or a loss of $0.47 per diluted share, compared with Adjusted Net Loss of $3.0 million, or $0.26 per diluted share in the first quarter of 2017.

All earnings per share amounts reflect the one-for-five reverse stock split which occurred in December 2017.

First Quarter 2018 Segment Information

U.S. Debit and Credit:

Net sales were $37.1 million in the first quarter of 2018, representing a decrease of 6.5% from the first quarter of 2017.  The decrease in U.S. Debit and Credit segment net sales was driven predominantly by a decline in the number of cards sold in the first quarter compared with the first quarter of 2017 and lower EMV® card average selling prices, partially offset by growth in our emerging products and solutions.

U.S. Prepaid Debit:

Net sales were $15.5 million in the first quarter of 2018, representing an increase of 63.3% from the first quarter of 2017. The year-over-year increase in U.S. Prepaid Debit segment net sales was driven primarily by additional volumes from recent client portfolio wins.

U.K. Limited:

Net sales were $4.2 million in the first quarter of 2018, representing a decrease of 24.6% from the first quarter of 2017.  The lower net sales are a result of softness in the U.K. retail sector and a decline in sales relating to certain customers, partially offset by positive effects of foreign currency exchange rates.  On a constant currency basis, U.K. Limited segment net sales for the first quarter of 2018 decreased 32.9% compared with the prior year.

Balance Sheet, Cash Flow, Liquidity

Cash used in operating activities for the first quarter of 2018 was $1.8 million, and capital expenditures totaled $1.1 million. Free cash flow for the first quarter of 2018 was a use of $2.9 million.

At March 31, 2018, the Company had $20.2 million of cash and cash equivalents, and an undrawn $40.0 million revolving credit facility, of which $20.0 million was available for borrowing.

Total debt principal outstanding, comprised of the Company’s First Lien Term Loan, was $312.5 million at March 31, 2018, unchanged from December 31, 2017.  Net of debt issuance costs and discount, recorded debt was $304.4 million as of March 31, 2018.  The Company’s First Lien Term Loan matures on August 17, 2022 and includes no financial covenants.

Lillian Etzkorn, Chief Financial Officer, stated, “Our first quarter financial results were in-line with our expectations.  We generated revenue growth of 5% year-over-year driven primarily by our Prepaid Debit segment and emerging products and solutions. Adjusted EBITDA of $2.7 million in the first quarter reflects our top-line growth and ongoing efficiency initiatives, offset primarily by the impact of absorption of overhead costs from lower volumes, weaker U.K. Limited results, and investments to enhance our products and solutions.  We continue to believe that we have adequate cash and liquidity to support our business plan.”

EMV® is a registered trademark or trademark of EMVCo LLC in the United States and other countries.

Non-GAAP Financial Measures

In addition to financial results reported in accordance with U.S. generally accepted accounting principles (GAAP), we have provided the following non-GAAP financial measures in this release:  Adjusted Net Income (Loss), Adjusted Diluted Earnings (Loss) per Share, EBITDA, Adjusted EBITDA, Free Cash Flow, and Constant Currency.  These non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis between fiscal periods. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Our non-GAAP measures may be different from similarly titled measures of other companies.  Investors are encouraged to review the reconciliation of these historical non-GAAP measures to their most directly comparable GAAP financial measures included in Exhibit E to this press release.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share exclude the impact of amortization of intangible assets, litigation and related charges incurred in connection with certain patent and shareholder litigation, stock-based compensation expense, restructuring and other charges, and other non-operational, non-cash or non-recurring items, net of their income tax impact. Beginning in the first quarter of 2018, a 21% tax rate is used to calculate Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share. We believe that Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our results of operations.

EBITDA

EBITDA represents earnings before interest, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance, and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net (loss) income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.

Adjusted EBITDA

Adjusted EBITDA is defined as EBITDA adjusted for litigation and related charges incurred in connection with certain patent and shareholder litigation, stock-based compensation expense, restructuring and other charges, foreign currency gain or loss, and other items that are unusual in nature, infrequently occurring or not considered part of our core operations, as set forth in the reconciliation on Exhibit E.  Adjusted EBITDA is also a defined term in our existing credit agreement, which generally conforms to the definition above, and impacts certain credit measures and compliance targets within the credit agreement. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net (loss) income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results.

In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA, or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers.

Free Cash Flow

We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt.

Constant Currency

Constant currency results show our current period operating results as if foreign currency exchange rates had remained the same as those in effect in the prior year period. We present certain constant currency results to facilitate comparisons to our historical operating results.

About CPI Card Group Inc.

CPI Card Group is a leading provider in payment card production and related services, offering a single source for credit, debit and prepaid debit cards, including EMV chip, personalization, instant issuance, fulfillment and mobile payment services. With more than 20 years of experience in the payments market and as a trusted partner to financial institutions, CPI’s solid reputation of product consistency, quality and outstanding customer service supports our position as a leader in the market. Serving our customers from locations throughout the United States, Canada and the United Kingdom, we have a leading network of high security facilities in the United States and Canada, each of which is certified by one or more of the payment brands: Visa, MasterCard, American Express, Discover and Interac in Canada. Learn more at www.cpicardgroup.com.

Conference Call and Webcast

CPI Card Group Inc. will host a conference call on May 8, 2018 at 5:00 p.m. ET to discuss its first quarter 2018 results. To participate in the Company's live conference call via telephone or online:

Participant Toll-Free Dial-In Number: (844) 392-3771
Participant International Dial-In Number: (636) 812-6483
Conference ID: 3493588
Webcast Link: https://edge.media-server.com/m6/p/9nmy5fz4

Participants are advised to login for the live webcast 10 minutes prior to the scheduled start time. A webcast replay and transcript of the conference call will be available on CPI Card Group Inc.’s Investor Relations web site: http://investor.cpicardgroup.com/

Following the completion of the conference call, a replay of the conference call will be available from 8:30 p.m. ET on May 8, 2018 until 11:59 p.m. ET on May 15, 2018. To access the replay, please dial (855) 859-2056 or (404) 537-3406; Conference ID: 3493588.

Forward-Looking Statements

Statements in this press release that are not statements of historical fact are “forward -looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward looking statements may be identified by terms such as statements about our plans, objectives, expectations, assumptions or future events.  Words such as “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “continue,” “project,” “plan,” “foresee,” and other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, but are not limited to: system security risks, data protection breaches and cyber-attacks; interruptions in our operations, including our IT systems; defects in our software; failure to identify and attract new customers or to retain our existing customers; problems in production quality and process; failure to meet our customers’ demands in a timely manner; a loss of market share or a decline in profitability resulting from competition; developing technologies that make our existing technology solutions and products less relevant or a failure to introduce new products and services in a timely manner; disruptions relating to the development and execution of our strategy, or a failure to realize the anticipated benefits of such strategy; our inability to sell, exit, reconfigure or consolidate businesses or facilities that no longer meet with our strategy; our inability to develop, introduce and commercialize new products; our substantial indebtedness, including inability to make debt service payments or refinance such indebtedness; the restrictive terms of our credit facility and covenants of future agreements governing indebtedness; our limited ability to raise capital in the future; our inability to adequately protect our trade secrets and intellectual property rights from misappropriation or infringement; our dependence on the timely supply of materials, products and specialized equipment from third-party suppliers; a competitive disadvantage resulting from chip operating systems developed by our competitors; price erosion in the financial payment card industry; failure to accurately predict demand for our products and services; quarterly variation in our operating results; the effect of legal and regulatory proceedings; infringement of our intellectual property rights, or claims that our technology is infringing on third-party intellectual property; our inability to realize the full value of our long-lived assets; the impact of U.S. tax reform legislation; our failure to operate our business in accordance with data privacy laws, the PCI Security Standards Council (“PCI”) security standards or other industry standards, such as Payment Card Brand certification standards; costs relating to product defects; a decline in U.S. and global market and economic conditions; potential imposition of tariffs and/or trade restrictions on goods imported into the United States; economic conditions and regulatory changes leading up to and following the United Kingdom’s exit from the European Union; our dependence on licensing arrangements; inability to renew leases for our facilities or renew leases at existing terms; dependence on our senior leadership team; inability to recruit, retain and develop qualified personnel; the continued viability of the Payment Card Brands; non-compliance with, and changes in, laws in the United States and in foreign jurisdictions in which we operate and sell our products; failure to maintain our listing on the NASDAQ and other risks and other risk factors or uncertainties identified from time to time in our filings with the Securities and Exchange Commission.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Reference is made to a more complete discussion of forward-looking statements and applicable risks contained under the captions “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in our

Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 13, 2018. CPI Card Group Inc. undertakes no obligation to update or revise any of its forward-looking statements, whether as a result of new information, future events or otherwise.

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For more information:

CPI encourages investors to use its investor relations website as a way of easily finding information about the company. CPI promptly makes available on this website, free of charge, the reports that the company files or furnishes with the SEC, corporate governance information and press releases. CPI uses its investor relations site (http://investor.cpicardgroup.com) as a means of disclosing material information and for complying with its disclosure obligations under Regulation FD.

CPI Card Group Inc. Investor Relations:

William Maina

(877) 369-9016

InvestorRelations@cpicardgroup.com

CPI Card Group Inc. Media Relations:

Media@cpicardgroup.com

 CPI Card Group Inc.

Earnings Release Supplemental Financial Information

Exhibit A	Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income - Unaudited for the three months ended March 31, 2018 and 2017

Exhibit B	Condensed Consolidated Balance Sheets – Unaudited as of March 31, 2018 and December 31, 2017

Exhibit C	Condensed Consolidated Statements of Cash Flows - Unaudited for the three months ended March 31, 2018 and 2017

Exhibit D	Segment Summary Information – Unaudited for the three months ended March 31, 2018 and 2017

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliations - Unaudited for the three months ended March 31, 2018 and 2017

		EXHIBIT A
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(Dollars in Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Net sales:
Products	$27,560	$29,764
Services	31,510	26,244
Total net sales	59,070	56,008
Cost of sales:
Products (exclusive of depreciation and amortization shown below)	19,082	19,688
Services (exclusive of depreciation and amortization shown below)	21,916	17,441
Depreciation and amortization	3,630	2,784
Total cost of sales	44,628	39,913
Gross profit	14,442	16,095
Operating expenses:
Selling, general and administrative (exclusive of depreciation and amortization shown below)	16,815	16,155
Depreciation and amortization	1,595	1,749
Total operating expenses	18,410	17,904
Loss from operations	(3,968)	(1,809)
Other expense, net:
Interest, net	(5,519)	(5,062)
Foreign currency gain	207	73
Other income, net	4	1
Total other expense, net	(5,308)	(4,988)

Loss before income taxes	(9,276)	(6,797)
Income tax benefit	1,985	2,291
Net loss	$(7,291)	$(4,506)

Basic and diluted loss per share:	$(0.65)	$(0.40)
Weighted-average shares outstanding:
Basic	11,134,714	11,084,875
Diluted	11,134,714	11,084,875

Dividends declared per common share	$—	$0.225

Comprehensive loss
Net loss	$(7,291)	$(4,506)
Currency translation adjustment	309	201
Total comprehensive loss	$(6,982)	$(4,305)

		EXHIBIT B
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in Thousands, Except Share and Per Share Amounts)

	March 31,	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$20,196	$23,205
Accounts receivable, net of allowances of $53 and $53, respectively	42,277	37,537
Inventories	8,603	16,237
Prepaid expenses and other current assets	4,261	3,960
Income taxes receivable	8,926	8,435
Total current assets	84,263	89,374
Plant, equipment and leasehold improvements, net	50,244	49,300
Intangible assets, net	40,303	41,472
Goodwill	53,859	53,611
Other assets	234	248
Total assets	$228,903	$234,005

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$15,344	$16,545
Accrued expenses	14,972	13,820
Income taxes payable	678	—
Deferred revenue and customer deposits	403	4,177
Total current liabilities	31,397	34,542
Long-term debt	304,355	303,869
Deferred income taxes	11,209	12,286
Other long-term liabilities	5,361	2,882
Total liabilities	352,322	353,579

Commitments and contingencies

Stockholders’ deficit:
Common stock; $0.001 par value—100,000,000 shares authorized; 11,134,714 shares issued and outstanding at March 31, 2018 and December 31, 2017	11	11
Capital deficiency	(112,740)	(113,081)
Accumulated loss	(5,861)	(1,366)
Accumulated other comprehensive loss	(4,829)	(5,138)
Total stockholders’ deficit	(123,419)	(119,574)
Total liabilities and stockholders’ deficit	$228,903	$234,005

		EXHIBIT C
CPI Card Group Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
Operating activities
Net loss	$(7,291)	$(4,506)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,225	4,533
Stock-based compensation expense	395	546
Amortization of debt issuance costs and debt discount	486	484
Deferred income taxes	(1,622)	(351)
Other, net	(195)	(39)
Changes in operating assets and liabilities:
Accounts receivable	2,074	(2,375)
Inventories	681	(4,551)
Prepaid expenses and other assets	(282)	(485)
Income taxes	194	(2,005)
Accounts payable	(1,423)	1,751
Accrued expenses	421	(1,794)
Deferred revenue and customer deposits	(142)	3,424
Other liabilities	(306)	357
Cash used in operating activities	(1,785)	(5,011)
Investing activities
Acquisitions of plant, equipment and leasehold improvements	(1,161)	(3,283)
Cash used in investing activities	(1,161)	(3,283)
Financing activities
Payments on capital lease obligations	(129)	—
Dividends paid on common stock	—	(2,527)
Taxes withheld and paid on stock-based compensation	—	(336)
Cash used in financing activities	(129)	(2,863)
Effect of exchange rates on cash	66	108
Net decrease in cash and cash equivalents	(3,009)	(11,049)
Cash and cash equivalents, beginning of period	23,205	36,955
Cash and cash equivalents, end of period	$20,196	$25,906
Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$4,760	$4,488
Income taxes, net (refunds) payments	$(88)	$65
Capital lease obligations incurred for certain machinery and equipment leases	$3,734	$-
Accounts payable for acquisitions of plant, equipment and leasehold improvements	$400	$536

				EXHIBIT D
CPI Card Group Inc. and Subsidiaries
Segment Summary Information
For the Three Months Ended March 31, 2018 and 2017
(Dollars in Thousands)
(Unaudited)

Net Sales (1)
	Three Months Ended March 31,
	2018	2017	$ Change	% Change
	(dollars in thousands)
Net sales by segment:
U.S Debit and Credit	$37,148	$39,751	$(2,603)	(6.5)%
U.S. Prepaid Debit	15,512	9,497	6,015	63.3%
U.K. Limited	4,213	5,587	(1,374)	(24.6)%
Other	2,699	2,503	196	7.8%
Eliminations	(502)	(1,330)	828	* %
Total	$59,070	$56,008	$3,062	5.5%

Gross Profit (1)
	Three Months Ended March 31,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
	(dollars in thousands)
Gross profit by segment:
U.S Debit and Credit	$8,483	22.8%	$11,510	29.0%	$(3,027)	(26.3)%
U.S. Prepaid Debit	5,368	34.6%	2,541	26.8%	2,827	111.3%
U.K. Limited	16	0.4%	1,449	25.9%	(1,433)	(98.9)%
Other	575	21.3%	595	23.8%	(20)	* %
Total	$14,442	24.4%	$16,095	28.7%	$(1,653)	(10.3)%

(Loss) Income from Operations (1)
	Three Months Ended March 31,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
	(dollars in thousands)
(Loss) Income from Operations by segment:
U.S Debit and Credit	$2,522	6.8%	$5,020	12.6%	$(2,498)	(49.8)%
U.S. Prepaid Debit	4,325	27.9%	1,433	15.1%	2,892	201.8%
U.K. Limited	(1,357)	(32.2)%	115	2.1%	(1,472)	* %
Other	(9,458)	*	(8,377)	*	(1,081)	*
Total	$(3,968)	(6.7)%	$(1,809)	(3.2)%	$(2,159)	119.3%

EBITDA (1)
	Three Months Ended March 31,
	2018	% of Net Sales	2017	% of Net Sales	$ Change	% Change
	(dollars in thousands)
EBITDA by segment (2)
U.S Debit and Credit	$5,719	15.4%	$7,402	18.6%	$(1,683)	(22.7)%
U.S. Prepaid Debit	4,819	31.1%	2,013	21.2%	2,806	139.4%
U.K. Limited	(1,102)	(26.2)%	325	5.8%	(1,427)	(439.1)%
Corporate and Other	(7,968)	*	(6,942)	*	(1,026)	*
Total	$1,468	2.5%	$2,798	5.0%	$(1,330)	(47.5)%

* Not meaningful

(1)  During the first quarter of 2018, we reorganized our United States business operations and realigned our United States reporting segments to correspond with the manner with which our chief decision maker evaluates operating performance and makes decisions as to the allocation of resources. As a result of this realignment, our  CPI on Demand business operations have been moved from U.S. Prepaid Debit into the U.S. Debit and Credit reporting segment, consistent with the other related personalization operations. Segment information for previous periods has been restated to conform with this realignment and current period presentation.  The restatement of first quarter 2017 segment information was not material.

(2) EBITDA is the primary measure used by management to evaluate segment operating performance.  The principal difference between (Loss) Income from operations and EBITDA is that EBITDA is adjusted to exclude Depreciation and amortization expense of $3,204 and $2,357 in U.S. Debit and Credit, $494 and $576 in U.S. Prepaid Debit, $250 and $157 in U.K. Limited and $1,277 and $1,443 in Corporate and Other for the three months ended March 31, 2018 and 2017, respectively.

		EXHIBIT E
CPI Card Group Inc. and Subsidiaries
Supplemental GAAP to Non-GAAP Reconciliation
(Dollars in Thousands, Except Shares and Per Share Amounts)
(Unaudited)

	Three Months Ended March 31,
	2018	2017
EBITDA and Adjusted EBITDA:
Net loss	$(7,291)	$(4,506)
Interest expense, net	5,519	5,062
Income tax benefit	(1,985)	(2,291)
Depreciation and amortization	5,225	4,533
EBITDA	$1,468	$2,798

Adjustments to EBITDA
Stock-based compensation expense	395	546
Litigation and related charges (1)	696	580
Restructuring (2)	329	—
Foreign currency gain	(207)	(73)
Subtotal of adjustments to EBITDA	1,213	1,053
Adjusted EBITDA	$2,681	$3,851

	Three Months Ended March 31,
	2018	2017
Adjusted net loss and loss per share:
Net loss	$(7,291)	$(4,506)
Amortization of intangible assets	1,221	1,223
Stock-based compensation expense	395	546
Litigation and related charges (1)	696	580
Restructuring (2)	329	—
Tax effect of above items	(555)	(822)
Adjusted net loss	$(5,205)	$(2,979)

(1)	Represents legal costs incurred in connection with certain patent and shareholder litigation.
(2)	Represents employee termination costs incurred primarily in connection with the decision to consolidate three personalization operations in the United States into two facilities.

	Three Months Ended March 31,
	2018	2017
Weighted-average number of shares outstanding:
Basic	11,134,714	11,084,875
Effect of dilutive equity awards	—	—
Weighted-average diluted shares outstanding	11,134,714	11,084,875

	Three Months Ended March 31,
	2018	2017
Reconciliation of diluted loss per share (GAAP) to adjusted diluted loss per share:
Diluted loss per share (GAAP)	$(0.65)	$(0.40)
Impact of net income adjustments	0.19	0.14
Adjusted diluted loss per share	$(0.47)	$(0.26)

	Three Months Ended March 31,
	2018	2017
Constant Currency:
U.K. Limited net sales, as reported (GAAP)	$4,213	$5,587
Foreign currency translation impact	(462)	—
U.K. Limited net sales, constant currency adjusted	$3,751	$5,587
Net sales change, as reported (GAAP)	(24.6)%
Net sales change, constant currency adjusted	(32.9)%

	Three Months Ended March 31,
	2018	2017
Reconciliation of cash used in operating activities (GAAP) to free cash flow:
Cash used in operating activities	$(1,785)	$(5,011)
Acquisitions of plant, equipment and leasehold improvements	(1,161)	(3,283)
Free cash flow	$(2,946)	$(8,294)